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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation our report included in this Form 11-K into LG&E Energy Corp.'s previously filed Registration Statements on Form S-8 file Nos. 333-43985 and 333-88673.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Louisville, Kentucky
June 28, 2000